FACTOR ASSIGNMENT AGREEMENT

THIS FACTOR ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of the 21st day of December, 2006, by and among ROCKLAND CREDIT FINANCE LLC, a Maryland corporation (“Factor”), U.S. WIRELESS ONLINE, INC., a Nevada corporation (“Debtor”), and IELEMENT CORPORATION, a Nevada corporation (“Manager”).

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Debtor hereby assigns to Manager and hereby authorizes and directs Factor to pay to Manager directly any and all advances and other sums now or hereafter due and owing by Factor to Debtor (“Factoring Funds”) pursuant to the Master Factoring Agreement dated on or about the date hereof between Debtor and Factor (as the same may be amended from time to time, the “Factoring Agreement”).

2.  Debtor agrees hold Factor harmless with respect to any and all claims arising from payments made by Factor to Manager in accordance with this Agreement. For purposes of the Factoring Agreement, any payment by Factor to Manager of Factoring Funds pursuant to the preceding paragraph shall constitute constructive payment to Debtor of such funds.

3.  Nothing in this Agreement shall be deemed to constitute Factor a guarantor of Debtor’s obligations to Manager, in whole or in part. Factor makes no representation or warranty to Manager concerning the amount of Factoring Funds now or hereafter available under the Factoring Agreement.

4.  Subject to the foregoing, Factor hereby accepts the foregoing direction and agrees to make payments thereunder in accordance with Manager’s instructions.

5.  Debtor acknowledges and agrees that the foregoing assignment to Manager and payment directive to Factor are irrevocable and will continue in force and effect until Manager notifies Factor to the contrary in writing.

6.  Any provision of this Agreement to the contrary notwithstanding, Factor shall not be liable to Debtor or Manager for any act or omission by Factor in connection with this Agreement other than any act constituting fraud or willful misconduct on the part of Factor; and in no event shall Factor have any liability to Debtor or Manager hereunder on account of any action taken by Factor in good faith based upon on any notice, consent, certificate or other document, instrument or writing reasonably believed by Factor to be genuine or signed or sent by the proper person.

7.  The following provisions shall apply generally to this Assignment and Agreement:

(a)  This Agreement and the performance by the parties of their other respective obligations hereunder shall not be deemed to create a partnership or joint venture between the Parties.

(b)  This Agreement and the transactions occurring hereunder shall be deemed made in and governed by and construed in accordance with the laws of the State of Maryland without regard to the principles of conflict of laws.

(c)  This Agreement shall be deemed to have been made in the State of Maryland and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Maryland, without regard to conflict of laws principles.

(d)  Any judicial proceeding arising out of or relating to this Agreement shall be commenced and adjudicated solely in Baltimore, Maryland, and for such purposes each of Debtor and Manager hereby irrevocably consents, submits, and waives any and all objections to the personal jurisdiction of the state and federal courts of the State of Maryland over it and its affiliates. THE PARTIES HEREBY WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION ARISING HEREUNDER.

(e)  All notices, consents, waivers and other communications by or between the Parties shall be in writing and shall be deemed properly given on the day they are personally delivered and receipted for, or one day after being sent by overnight mail or express courier, or five days after being mailed by certified or registered mail, in each case postage or other delivery charge prepaid and return receipt requested, to the party to receive such notice or other communications at its address set forth herein or to such other address as it shall hereafter give proper notice of to the other party pursuant to this subsection.

(f)  The terms of this Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Factor Assignment and Agreement intending to be legally bound as of the day and year first written above.

ROCKLAND CREDIT FINANCE LLC By Name: Title: Date:	U.S. WIRELESS ONLINE, INC. By Name: Title: Date:
[IELEMENT CORPORATION] By Name: Title: Date: